Exhibit 3.2

THIRD AMENDED AND RESTATED BY−LAWS
OF
STEWART INFORMATION SERVICES CORPORATION

ARTICLE I
OFFICES

SECTION 1.1    Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

SECTION 1.2    Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board” or “Board of Directors”) may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 2.1    Place of Meeting. All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.2    Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.3    Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.4    Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors. The Chief Executive Officer or the Secretary shall call a meeting at the request in writing of stockholders owning twenty five percent (25%) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. The Chairman of the Board, the Chief Executive Officer, Secretary or the Board of Directors so calling any such meeting shall fix the time, date and place, either within or without the State of Delaware, for holding such special meeting.

SECTION 2.5    Notice of Meeting. Written notice of the annual meeting, and each special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting.

SECTION 2.6    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these by−laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.7    Voting.

(a)           Unless an express provision of an applicable statute or the Certificate of Incorporation or of these by−laws shall provide to the contrary, at each meeting of the stockholders each holder of capital stock of the corporation shall be entitled to cast one vote for each share of capital stock registered in his or its name on the books of the corporation on the record date for determination of stockholders entitled to notice of, and to vote at, such meeting on each matter properly submitted to stockholders at each meeting. If any stockholder entitled to vote at any meeting shall be present at such meeting and such stockholder shall abstain, whether in person or by proxy, from casting the vote or votes which he or it is entitled to cast at such meeting, such abstention shall not affect the determination of the presence of a quorum at such meeting. For all purposes of these by−laws, an abstention from voting on any matter properly submitted to stockholders at a meeting shall not be considered a vote cast for or against such matter.

(b)           Each stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by the stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and is filed with the Secretary of the corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all of the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one.

(c)           When a quorum is present at any meeting of stockholders, a majority of the shares voted in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute, of the Certificate of Incorporation or of these by−laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(d)           Notwithstanding any provision in these by−laws to the contrary, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. All votes for election of directors that are cast in person shall be cast by written ballot.

SECTION 2.8    Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by−laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledger on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

SECTION 2.9    Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.10    Fixing Record Date.

(a)           The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

(b)           For the purpose of determining stockholders entitled to express consent to a proposal without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the corporation and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The Board of Directors shall promptly, but in all events within ten (10) days of the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence in this Section 2.10(b)), which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If a record date is not fixed and prior action by the Board of Directors is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board of Directors is adopted. If a record date is not fixed and prior action by the Board of Directors is not required, the record date shall be the first date on which a signed written consent is delivered to the corporation in accordance with applicable law.

SECTION 2.11    Advance Notice of Business. Only such business, except for nominations for election to the Board, which must instead comply with Section 3.11 of these by-laws, may be transacted at an annual meeting of stockholders as is either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before a meeting by or at the direction of the Board (or any duly authorized committee thereof); or (c) otherwise properly brought before the meeting by any stockholder of the corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 2.11.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal office of the corporation not fewer than ninety (90) days nor more than one-hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these by-laws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting; and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (A) the corporation or (B) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such person or proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

No business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.1    Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by−laws directed or required to be exercised or done by the stockholders.

SECTION 3.2    Number, Election and Term. The number of directors which shall constitute the whole Board shall be set by the Board. Unless such number is fixed by express provision of the statutes or the Certificate of Incorporation, in which case such express provision shall govern and control, the number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation.

SECTION 3.3    Vacancies, Additional Directors and Removal from Office. If any vacancy occurs in the members of the Board of Directors elected by the holders of Common Stock caused by death, resignation, retirement, disqualification or removal from office of any such director, or otherwise, or if any new directorship to be elected by the holders of Common Stock is created by an increase in the authorized number of directors, a majority of the directors then in office elected by the holders of Common Stock, though less than a quorum, or a sole remaining such director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced. A director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

SECTION 3.4    Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this by−law, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

SECTION 3.5    Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the Chief Executive Officer and shall be called by the Secretary on the written request of any two directors. The Chairman of the Board or Chief Executive Officer so calling, or the directors so requesting any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 3.6    Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to the time of such meeting; provided, however, in instances where notice of such meeting is given orally, by telephone or by electronic transmission, such notice need be given only twenty-four (24) hours prior to such meeting. Such notice shall be deemed given effectively if given in person or by telephone, mail, facsimile, electronic mail or by other means of electronic transmission delivered in accordance with Section 5.1 hereto. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting except for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by−laws if it is to be adopted or with respect to any other matter where notice is required by statute.

SECTION 3.7    Quorum and Vote Required. A majority of the directors fixed pursuant to these by−laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by−laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.8    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by−laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by−laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 3.9    Chairman of the Board and Vice Chairman. The Chairman of the Board shall be elected at the annual meeting of the Board following the annual meeting of stockholders or at a Board meeting following the nomination of a new Chairman to fill any vacancy occurring in the Chairman of the Board position. Subject to the authority of the Board of Directors, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors. Without limiting the generality of the foregoing, the Chairman of the Board shall have the power to set the agenda of all meetings of the Board of Directors and to adjourn any meeting of stockholders. The Board of Directors may elect one or more Vice Chairmen of the Board and the Board shall define the duties of such Vice Chairman.

SECTION 3.10    Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these by−laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.11    Nomination of Directors to be Elected by Holders of Common Stock; Advance Notice of Nomination of Directors to be Elected by Holders of Common Stock.

(a)           Only persons who are nominated in accordance with the following procedures are eligible for election as directors by the holders of the Common Stock of the corporation. Nominations of persons for election by the holders of Common Stock to the Board of Directors of the corporation may be made at a meeting of stockholders called for the purpose of electing directors provided such nominations are made by or at the direction of the Board of Directors or by a nominating committee appointed by the Board of Directors or a person appointed by the Board of Directors to make nominations. Nominations may also be made by any holder of Common Stock (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.11 and on the record date for the determination of stockholders entitled to notice of and to vote for the election of directors at such meeting and (ii) who complies with the notice procedures set forth in the below Section 3.11(b).

(b)           In addition to any other applicable requirements, for a nomination to be made by a holder of Common Stock, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iv) such person’s written representation and agreement that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation in such representation and agreement and (C) in such person’s individual capacity, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the corporation; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made: (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class or series and number of all shares of stock of the corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (iii) a description of (A) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (B) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the corporation or their ownership of capital stock of the corporation, and (C) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by (i) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and (ii) a completed and signed questionnaire with respect to the background and qualification of the proposed nominee and the background of any other person or entity on those behalf the nomination of being made (which questionnaire shall be in the form provided by the Secretary upon written request). The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.11(b) of these by-laws shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual or special meeting.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.11. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 3.12    Advisory Members of the Board of Directors. The Board of Directors may elect from one to nine (as it may decide) Advisory Members of the Board of Directors who may meet with the Board of Directors at such Board Meeting to which they are invited by the Chairman of the Board, or the Chief Executive Officer (it being realized that there may be meetings not deemed important enough to warrant time and travel expense of all or a part of the Advisory Members), and give the Board of Directors the benefit of their advice and counsel. The Advisory Members of the Board of Directors may be elected at any regular or special meeting of the Board of Directors. The Advisory Members of the Board of Directors shall receive the same fee for attending a meeting that a director receives and shall be paid their travel expenses, if any, incurred in attending meetings of the Board of Directors. No such payment shall preclude any Advisory Member from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
COMMITTEE OF DIRECTORS

SECTION 4.1    Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of two or more of the directors of the corporation. Any such committee shall be required to report its recommendation to the Board of Directors for Board approval and authorization and the committee shall not exercise the powers of the Board of Directors in the affairs of the corporation, except as required by applicable law, stock exchange rules, as expressly authorized by the Board of Directors or as provided in such committee’s charter. The committee may authorize the seal of the corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such other limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.2    Executive Committee. The Board shall appoint an Executive Committee composed of a minimum of four (4) directors which shall include the Chairman and the Chief Executive Officer, provided that the Chief Executive Officer is a director of the Company. For the avoidance of doubt, the Chief Executive Officer shall not be appointed to the Executive Committee of the Board if the Chief Executive Officer is an advisory director to the Board. The Executive Committee may take action of the Board in the normal course of approving business transactions when the Board is not in session. The Board shall establish limits from time to time as to size of transactions which the Executive Committee may approve for the Company on behalf of the Board. The Secretary shall promptly report all actions of the Executive Committee to the Board.

SECTION 4.3    Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 4.4    Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

ARTICLE V
NOTICE

SECTION 5.1    Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these by−laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided, however, that in the case of a director or a member of any committee such notice may be given orally, by telephone or by electronic transmission, and, in the case of a stockholder, such notice may be given by electronic transmission in accordance with the statutes. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. Notice given by electronic transmission shall be deemed given, subject to any additional requirements imposed by the statutes, if: (a) by facsimile, when directed to a number at which such individual has consented to receive notice; or (b) by electronic mail with confirmation of a delivery receipt, when directed to an electronic mail address at which such individual has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the individual of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the individual.

SECTION 5.2    Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these by−laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI
OFFICERS

SECTION 6.1    Officers. The officers of the corporation are a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Legal Officer and one or more Vice Presidents, any one or more which may be designated an Executive Vice President and/or Senior Vice President, a Secretary, a Treasurer and a Controller. The Board of Directors may appoint such other officers and agents including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person; however, the Secretary of the corporation may not also serve as the Chief Executive Officer or President. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by−laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers.

SECTION 6.2    Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until the officer’s successor shall have been chosen and shall have qualified or until the officer’s death or the effective date of the officer’s resignation or removal for cause.

SECTION 6.3    Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed with cause by the affirmative vote of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4    Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.5    Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.6    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. The Chief Executive Officer shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as prescribed by the Board of Directors or the Executive Committee. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed about matters that are material to the corporation and shall consult them concerning the business of the corporation. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer may sign with the Secretary or other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. Except as otherwise directed by the Board of Directors, the Chief Executive Officer shall vote, or give a proxy to any other officer of the corporation to vote all shares of stock of any other corporation standing in the name of the corporation. In the absence of the Chief Executive Officer, or in the event such officer is unable or refuses to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

SECTION 6.7    President. The President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have such duties and powers as assigned by the Board or the Chief Executive Officer. The President may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by−laws or by the Board of Directors or the Chief Executive Officer to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.

SECTION 6.8    Chief Financial Officer. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the corporation, including budgetary and accounting methods, and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distribution of funds and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.9    Chief Legal Officer. The Chief Legal Officer shall oversee the legal affairs of the corporation and shall have such other powers and duties as usually appertain to the office and shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.10    Vice Presidents. In the absence of the Chief Executive Officer, the President or in the event of their inability or refusal to act, a Vice President shall be designated by the Board of Directors as Executive Vice President to perform the duties and exercise the powers of the Chief Executive Officer. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chief Executive Officer, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the corporation shall so act. The Vice Presidents, any one or more which may be designated an Executive Vice President and/or Senior Vice President, shall perform such other duties and have such other powers as the Chief Executive Officer may from time to time prescribe. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation.

SECTION 6.11    Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by−laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by−laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chief Executive Officer, the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6.12    Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by−laws, and in general, perform all duties normally incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

SECTION 6.13    Controller. The Controller shall assist the Chief Financial Officer in preparation for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer, a statement of financial condition of the corporation in such detail as may be required; and in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

SECTION 6.14    Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the Chief Executive Officer, the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII
CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.1    Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2    Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII
CERTIFICATES OF STOCK

SECTION 8.1    Direct Registration of Shares. The corporation may, with the Board of Directors’ approval, participate in a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the corporation may from time to time be traded, whereby shares of capital stock of the corporation may be registered in the holder’s name in uncertificated, book−entry form on the books of the corporation.

SECTION 8.2    Issuance. Except for shares represented in book−entry form under a direct registration system completed by Section 8.1, each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.3    Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.4    Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent of the corporation.

SECTION 8.5    Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX
DIVIDENDS

SECTION 9.1    Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.2    Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conclusive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
INDEMNIFICATION

SECTION 10.1    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, Advisory Member of the Board of Directors or officer of the corporation or is or was serving at the request of the corporation as a director, Advisory Member of the Board of Directors, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, Advisory Member of the Board of Directors, officer or trustee, or in any other capacity while serving as a director, Advisory Member of the Board of Directors, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 10.3 with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

SECTION 10.2    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 10.1, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.2 or otherwise.

SECTION 10.3    Right of Indemnitee to Bring Suit. If a claim under Section 10.1 or 10.2 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the corporation.

SECTION 10.4    Non−Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Certificate of Incorporation, by−laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 10.5    Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, Advisory Member of the Board of Directors, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 10.6    Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

SECTION 10.7    Nature of Rights. The rights conferred upon indemnities in this Article X shall be contract rights and such rights shall continue as an indemnitee who has ceased to be a director, Advisory Member of the Board of Directors, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article X that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1    Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.2    Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation at Houston, Texas, or at such other place or places as may be designated from time to time by the Board of Directors.

ARTICLE XII
AMENDMENT

SECTION 12.1    These by−laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors if (i) notice of such alteration, amendment or repeal is contained in the notice of such meeting and (ii) such alteration, amendment or repeal is approved by a majority vote of the directors then in office.